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                                                                      Exhibit 21
                 Subsidiaries of The Pepsi Bottling Group, Inc

                            As of December 27, 2003

NAME OF SUBSIDIARY                                      JURISDICTION
AJN Holdings, Inc.                                        Delaware
Alistar Beverages Corporation                            Washington
Allied Acquisition Company of Delaware, Inc.              Delaware
Atlantic Holding Company                                 California
Atlantic Soft Drink Company, Inc.                      South Carolina
Avalon Lake, LLC                                          Delaware
Beverage Products Corporation                             Oklahoma
Bottling Group Holdings, Inc.                             Delaware
Bottling Group, LLC                                       Delaware
C & I Leasing, Inc.                                       Maryland
Centran, Inc.                                            Pennsylvania
CSD Sawgrass, Inc.                                        Florida
D.C. Beverages, Inc.                                      Delaware
Desormeau Vending Corp.                                   New York
General Cinema Beverages of North Florida, Inc.           Delaware
General Cinema Beverages of Virginia, Inc.                Delaware
General Cinema Beverages of Washington, D.C., Inc.        Delaware
Gray Bern Holdings, Inc.                                  Delaware
Grayhawk Leasing, LLC                                     Delaware
Hillwood Bottling, LLC                                    Delaware
International Bottlers Management Co. LLC                 Delaware
New Bern Transport Corporation                            Delaware
PBG Canada Finance, LLC                                   Delaware
PBG Canada Finance II, LLC                                Delaware
PBG Canada Holdings, Inc.                                 Delaware
PBG Canada Holdings II, Inc.                              Delaware
PBG Commerce, LLC                                         Delaware
PBG Michigan, LLC                                         Delaware
PBG Spirituosen Holdings, LLC                             Delaware
PBG Texas, L.P.                                           Delaware
Pepsi-Cola Allied Bottlers, Inc.                          Delaware
Pepsi-Cola Commodities, LLC                               Delaware
Pepsi-Cola General Bottlers of Princeton, Inc.          West Virginia
Pepsi-Cola General Bottlers of Virginia, Inc.              Virginia
Pepsi-Cola Laurel Bottling Company                       Pennsylvania
Primrose, LLC                                             Delaware
Rice Bottling Enterprises, Inc.                           Tennessee
Rockledge Holdings, LLC                                   Delaware
TGCC, Inc.                                                Delaware
Valley Pond, LLC                                          Delaware
White Co., Inc.                                           Delaware
Woodlands Insurance Company                                Vermont
PBG Canada Global Holdings ULC                             Canada
The Pepsi Bottling Group (Canada), Co.                     Canada
PBG Investment Partnership                                 Canada
PBG Investment (Luxembourg) Sarl                         Luxembourg
Onbiso Inversiones, S.L.                                    Spain
Pepsi Bottling Group GmbH                                  Germany
Pepsi-Cola Bottling Beteiligungsges GmbH                   Germany
Aspetuck Ireland Limited                                   Ireland
Tanglewood Finance, Sarl                                  Luxembourg
PepsiCo IVI S.A.                                            Greece
Dornfell                                                    Ireland
PBG Northern Atlantic Limited                               Ireland
Pepsi-Cola Bottling Finance B.V.                       The Netherlands
Pepsi Bottling Group Global Finance Sarl                  Luxembourg
Pepsi-Cola Bottling Global B.V.                        The Netherlands
GB Russia LLC (St. Petersburg)                              Russia
PepsiCo Holdings OOO (Russia)                               Russia
Pepsi-Cola Soft Drink Factory of Sochi                      Russia
Pepsi International Bottlers (Ekaterinburg) LLC             Russia
Pepsi International Bottlers (Samara) LLC                   Russia
Abechuko Inversiones, S.L.                                  Spain
Alikate Inversiones, S.L.                                   Spain
Bottling Group Espana, S.L.                                 Spain
Catalana de Bebidas Carbonicas, S.A.                        Spain
Canguro Rojo Inversiones, S.L.                              Spain
Centro-Mediterreanea de Bebidas Carbonicas
 PepsiCo S.C.m.p.a.                                         Spain
Centro-Levantina de Bebidas Carbonicas PepsiCo S.L.         Spain
Celestecasa Inversiones, S.L.                               Spain
Compania de Bebidas PepsiCo, S.A.                           Spain

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
KAS, S.L.                                                    Spain
Mountain Dew Inversiones, S.L.                               Spain
Enfolg Inversiones, S.L.                                     Spain
Gatika Inversiones, S.L.                                     Spain
Greip Inversiones, S.L.                                      Spain
PBG Holding de Espana ETVE, S.A.                             Spain
Jatabe Inversiones, S.L.                                     Spain
Jugodesalud Inversiones, S.L.                                Spain
Lorenzito Inversiones, S.L.                                  Spain
Manurga Inversiones, S.L.                                    Spain
Migliori Inversiones, S.L.                                   Spain
Nadamas Inversiones, S.L.                                    Spain
PBG Financiera y Promocion de Empresas, S.L.                 Spain
PBG Commercial SECOR, S.L.                                   Spain
PepsiCo Ventas Andalucia, S.A.                               Spain
Stepplan Inversiones, S.L.                                   Spain
Beimiguel Inversiones, S.L.                                  Spain
Aquafina Inversiones, S.L.                                   Spain
Wesellsoda Inversiones, S.L.                                 Spain
Rasines Inversiones, S.L.                                    Spain
Rebujito Inversiones, S.L.                                   Spain
Ronkas Inversiones, S.L.                                     Spain
Pet-Iberia, S.L.                                             Spain
Retana Inversiones SPE, S.L.                                 Spain
Spirituosen, S.A.                                            Spain
Constar Ambalaj Sanyi Ve Ticaret A.S.                        Turkey
Fruko Mesrubat Sanayii, A.S.                                 Turkey
Mekta Ticaret, A.S.                                          Turkey
PepsiCo Middle East Investments                         The Netherlands
Pepsi-Cola Servis Dagitim, A.S.                              Turkey
The Pepsi Bottling Group Mexico S.R.L.                       Mexico
Gemex Holdings LLC                                          Delaware
Embotelledores Internacionales de Mexico S.R.L               Mexico
Duingras Holdings, B.V.                                 The Netherlands
Embotelladores Del Valle de Anahuac, S.R.L.                  Mexico
Embotelladores Mexicanos de Pepsi Cola S.R.L.                Mexico
Embotelladora de Refrescos Mexicanos S.R.L.                  Mexico
Envasadora Del Centro, S.R.L.                                Mexico
Embotelladora Moderna, S.R.L                                 Mexico
Embotelladora La Isleta, S.R.L.                              Mexico
Embotelladores Del Bajio, S.R.L.                             Mexico
Finvemex, S.R.L.                                             Mexico
Nueva Santa Cecilia, S.R.L.                                  Mexico
Servicios Administativos Suma, S.R.L.                        Mexico
Bienes Raices Metropolitanos, S.R.L.                         Mexico
Fomentadora Urbana Metropolitana, S.R.L.                     Mexico
Equipos Para Embotelladoras Y Cervecerias, S.R.L.            Mexico
Industria de Refrescos, S.R.L.                               Mexico
Bedidas Purificadas Del Sureste S.R.L.                       Mexico
Marketing para Embotelladoras, S.R.L                         Mexico
Procesos Plasticos S.R.L.                                    Mexico
Inmobiliaria La Bufa, S.R.L.                                 Mexico
Central de La Industria Escorpion S.R.L.                     Mexico
Fomentadora Urbana del Surestes, S.R.L .                     Mexico
Embotelladora Metropolitana, S.R.L.                          Mexico
Embotelladora Potosi, S.R.L.                                 Mexico
Electropura, S.R.L.                                          Mexico
Inmobiliaria Operativa S.R.L.                                Mexico
Embotelladora Garci-Crespo, S.R.L.                           Mexico
Distribuidora Garci-Crespo, S.R.L.                           Mexico
Inmobiliaria La Cantera, S.R.L.                              Mexico
Granja Buen Agua, S.R.L.                                     Mexico
Bebidas Purificadas Del Noreste, S.R.L.                      Mexico
Tenedora Del Noreste, S.R.L.                                 Mexico
Grupo Embotellador Noreste, S.R.L.                           Mexico
Industria de Refrescos Del Noreste, S.R.L.                   Mexico
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